EXHIBIT 99.1

515 Franklin Square, Michigan City, Indiana

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 873-2623
Date: February 25, 2009

FOR IMMEDIATE RELEASE

Horizon Bancorp to Present at Midwest
SuperCommunity Bank Conference

Michigan City, IN — Horizon Bancorp (NASDAQ GM: HBNC) will be presenting at the Midwest SuperCommunity Bank Conference which will be held February 24 and 25 in Chicago, Illinois.  SuperCommunity Bank Conferences provide community banks with a quality audience of institutional investors and analysts that specifically target the small-, micro- and mid-cap banking sector.

Craig M. Dwight, President and Chief Executive Officer, will present an overview of the Company's financial performance, asset quality and regional bank performance at 11:05 a.m. CST (12:05 p.m. EST) on Wednesday, February 25.

The presentation, which is expected to last approximately 30 minutes, may be viewed live and a replay will be available for 30 days by accessing www.super-communitybanking.com/midwest/webcast.htm.  To listen to the live webcast, please go to the website at least 15 minutes early to download and install any necessary software.  In addition a copy of the presentation will be available on our website at www.accesshorizon.com for 30 days.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached on the World Wide Web at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

# # #